                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  May 26, 2005
                                  ------------

                              SPARTECH CORPORATION
                --------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 ------------------------------------------------
                 (State or other jurisdiction of incorporation)

                   1-5911                        43-0761773
           -----------------------------------------------------------
           (Commission File Number)  (IRS Employer Identification No.)

          120 South Central Avenue, Suite 1700, Clayton, Missouri 63105
          -------------------------------------------------------------
          (Address of principal executive offices)           (Zip Code)

                                 (314) 721-4242
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                              SPARTECH CORPORATION

                                    FORM 8-K



Item 1.01. Entry into a Material Definitive Agreement.
---------  ------------------------------------------

(a) On May 26, 2005 Spartech Corporation entered into a Retirement Agreement with its former Chairman, President and CEO, Bradley B. Buechler, who had resigned effective May 6, 2005.

The Company's Board of Directors approved a draft of the Retirement Agreement prepared by Kirkpatrick & Lockhart Nicholson Graham LLP, counsel to the independent directors and the Compensation Committee of the Board, at a meeting held on May 9, 2005. The Board also authorized the Compensation Committee of the Board to review and approve the final Retirement Agreement including any changes which it might deem advisable based on negotiations with Mr. Buechler and his attorney, some of which were subsequently made and so approved.

Pursuant to the Retirement Agreement, assuming it has not been rescinded by Mr. Buechler during a seven-day rescission period expiring June 3, 2005:

        (i) The Retirement Agreement will become non-terminable and will supersede and replace in its entirety Mr. Buechler's
              Amended and Restated Employment Agreement dated effective November 1, 2002 (the "Employment Agreement");

        (ii) The Company will immediately pay Mr. Buechler the sum of $2,711,174 in full satisfaction of any obligation for severance benefits under the Employment Agreement or otherwise, plus $35,686 in accrued vacation pay;

        (iii) The Company will pay Mr. Buechler as a deferred retirement payment a sum equal to 216/365 of the fiscal 2005 bonus to which he would be entitled under his Employment Agreement, payable when he would have become entitled to such bonus;

        (iv) The Company will transfer to Mr. Buechler the life insurance policy currently owned and maintained by the Company as funding for the deferred compensation provided for Mr. Buechler under the Employment Agreement, and Mr. Buechler will continue to be entitled to such benefits as he is entitled to under the terms of any other employee benefit plans applicable to him;

        (v) For a period of three years, the Company will continue to provide coverage to Mr. Buechler and his dependents under the Company's health benefit and life insurance programs in effect from time to time, on the same terms and conditions and subject to the same employee contribution rates as the Company provides for its other employees;

        (vi) Mr. Buechler's vested stock options will continue to be exercisable for their remaining terms; however, his unvested stock options will never become exercisable and will terminate; and

        (vii) The Company will transfer to Mr. Buechler the automobile currently leased for him by the Company as well as his office furniture and furnishings, and will permit him to use the Company's aircraft for personal use until June 7, 2005 subject to the Company's existing policies regarding reimbursement for such use.

To the extent the above payments are subject to tax withholding, the Company will withhold applicable taxes from the cash portion of such payments.

The Retirement Agreement also includes a full release of the Company by Mr. Buechler, and covenants by Mr. Buechler not to compete with Spartech or solicit its employees or business for a period of two years and not to assist any attempt at a hostile takeover of Spartech for a period of three years.



Item 1.02. Termination of a Material Definitive Agreement.
---------  ----------------------------------------------

On June 3, 2005, when Mr. Buechler's Retirement Agreement becomes non-terminable, Mr. Buechler's Amended and Restated Employment Agreement dated effective November 1, 2002 will be superseded and effectively terminated, as more fully described in Item 1.01 above. Upon termination of the Employment Agreement, Mr. Buechler will have no rights to receive any further salary, bonus or other compensation or benefits from the Company other than as provided in the Retirement Agreement. In addition, the Company will no longer be required to repurchase or register for sale any of Mr. Buechler's shares of the Company, provisions for which were provided in the Employment Agreement.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SPARTECH CORPORATION

Date May 31, 2005           By /s/ RANDY C. MARTIN
     ------------              ------------------------------------------------
                               Randy C. Martin
                               Executive Vice President - Corporate Development
                                    and Chief Financial Officer